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                                                                      Exhibit 1

     REGISTERED                                                      REGISTERED
        0001
       NUMBER

                         NATIONAL HEALTH INVESTORS, INC.
$100,000,000

                              7.30% NOTES DUE 2007
                                                               CUSIP 63633D AC 8

NATIONAL HEALTH INVESTORS, INC., a real estate investment trust, promises to pay to


                                   CEDE & CO.
   7.30%                                                                 7.30%
 DUE 2007                                                              DUE 2007

registered assigns,
the principal sum of    XXXXXXXXXX One Hundred Million Dollars XXXXXXXXXX


  on July 16, 2007.



    Interest Payment Dates: January 15 and July 15 (beginning January 15, 1998) Record Dates: December 31 and June 30


    Additional provisions of this Security are set forth on other side of this Security.


    Dated: June 30,1997


    CERTIFICATE OF AUTHENTICATION :

    SUNTRUST BANK, NASHVILLE, N.A., as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture


    By:
       ------------------------------------
               Authorized Signatory



    NATIONAL HEALTH INVESTORS, INC.


    By:
       ------------------------------------


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                         NATIONAL HEALTH INVESTORS, INC.
                              7.30 % NOTES DUE 2007

1. INTEREST. National Health Investors, Inc., a real estate investment trust (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January 15and July 15 of each year, beginning January 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 30, 1997; provided, that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders of the Securities at the close of business on the December 31 or June 30 next preceding the interest payment date. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal, premium, if any, and interest by its check payable in such money. The Company may mail an interest check to a Holder's registered address.

The final installment of principal of and premium, if any, on this Security shall be payable only upon surrender of this Security at the office or agency designated by the Trustee. Payments of principal of and premium, if any, and interest on this Security shall be made at the office or agency designated by the Trustee, or, in the case of any such payments other than the final payment of principal and premium, if any, at the Company's option, by check mailed to the Person entitled thereto at such Person's address last appearing on the Company's register.

The foregoing notwithstanding, principal of and premium, if any, and interest on Notes which are represented by Global Securities held of record by the Depositary will be payable in same-day funds.

3. REGISTRAR AND AGENTS. Initially, SunTrust Bank, Nashville, N.A., will act as Registrar, Paying Agent and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent and agent for service of notices and demands without notice. The Company or any of its subsidiaries may act as Paying Agent. The address of SunTrust Bank, Nashville, N.A., is 424 Church Street, 6th Floor, Nashville, Tennessee 37219.

4. INDENTURE; LIMITATIONS. The Company issued the Securities under an Indenture dated as of December 13, 1995, as supplemented by the Second Supplemental Indenture thereto dated as of June 30, 1997 (collectively, the "Indenture"), between the Company and SunTrust Bank, Nashville, N.A., as trustee (in such capacity, the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said Act for a statement of them.

The Securities are general unsecured obligations of the Company limited to $100,000,000 aggregate principal amount. The Indenture imposes certain limitations on the ability of the Company to, among other things, incur liens, incur Senior Debt and Non-Recourse Debt (each as defined in the Indenture), make payments in respect of its Capital Stock, merge or consolidate with any other Person and sell, lease, transfer or otherwise




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dispose of its properties or assets.

5. OPTIONAL REDEMPTION BY THE COMPANY. The Company may redeem the Securities, at any time, in whole or from time to time in part, at the election of the Company, at a Redemption Price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Securities. "Make-Whole Amount" means, in connection with any optional redemption of any Security, the excess, if any of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of any interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (as defined in the Indenture) (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of the Securities being redeemed.

6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part, but only in whole multiples thereof. On and after the Redemption Date interest will cease to accrue on Securities or portions thereof called for redemption.

7. DENOMINATIONS, TRANSFER, EXCHANGE. This Security is one of a duly authorized issue of Securities of the Company designated as its7.30% Notes due 2007, limited in aggregate principal amount to $100,000,000. The Securities are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption or register the transfer of or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

8. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

9. UNCLAIMED MONEY. If money for the payment of principal, premium, if any, or interest on any Securities remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders may look only to the Company for payment.

10. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. The Indenture will be discharged and canceled except for certain sections thereof upon payment of all the Securities, or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations maturing on or before such payment date or Redemption Date, sufficient to pay principal, premium, if any, and interest on such payment or redemption.

11. AMENDMENT AND WAIVER. Subject to certain exceptions, without notice to the Holders of the Securities, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder of Securities, the Company may




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amend the Indenture or the Securities to, among other things, establish another series of securities as permitted by the Indenture, to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Securityholder.

12. SUCCESSORS. When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

13. DEFAULTS AND REMEDIES. If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Company is required to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

14. TRUSTEE DEALINGS WITH THE COMPANY. SunTrust Bank, Nashville, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer or incorporator, as such, past, present or future, of the Company or any successor corporation or trust shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Securities.

16. AUTHENTICATION. This Security shall not be valid until the Trustee or any authenticating agent appointed by the Trustee signs the certificate of authentication on the other side of this Security.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), AND U/G/M/A (= Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: NATIONAL HEALTH INVESTORS, INC., 100 VINE STREET, SUITE 1202, MURFREESBORO, TENNESSEE 37130,
ATTENTION: PRESIDENT.


                                 ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Security to





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                      (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)

                           __________________________

                           __________________________


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocable appoint_________________________________________________________

____________________agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                          _____________________________

Date:_____________

Your signature:________________________________
     (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee: ____________________